This Software and Services License Agreement (including the Schedules, the Privacy Policy and the Terms of Use, and any applicable company policies referenced therein, as in effect from time to time, collectively and in their entirety, this "Agreement"), is made and effective as of the date set forth on the signature page below (the "Effective Date"), contains the terms and conditions upon which
North Capital Investment Technology, Inc. ("NCIT") grants to the undersigned as licensee ("Licensee") a license to use certain software, computer programs, business processes, integrated services and documentation more particularly described on Schedule
A.

1.	Definitions.  When  used  in  this  Agreement,  the
following  terms  shall  have  the  respective  meanings  indicated, such  meanings  to  be  applicable  to  both  the  singular  and plural
forms  of  the  terms  defined:
"Access	Credentials"  means	any	username,	identification
number,  password,  license  or  security  key,  security  token,
PIN  or
other  security  code,  method,  technology  or  device  used, alone
or in combination, to verify an individual's identity and authorization to access and use Hosted Services.
"Action"  has  the  meaning  set  forth  in  Section  12.1.
"Agreement"  has  the  meaning  set  forth  in  the  preamble.
"Authorized  User"  means  each  of  the  individuals  authorized by
or  on  behalf  of  Licensee  to  use  the  Services  pursuant  to
Section
3.1.
"Confidential  Information"  means,  as  set  forth  in  Section  9.1 and  including,  without  limitation,  the  Services,  the  NCIT
Materials  and  terms  and  conditions  of  this  Agreement.
"Disclosing Party" has the meaning set forth in Section 9.1. "Documentation" means the documentation for the Software and Services such as any manuals, instructions or other documents or materials that NCIT provides or makes available to Licensee in any form or medium and which describe the functionality, components, features or requirements of the Services or NCIT Materials, including any aspect of the installation, configuration, integration, operation, use, support or maintenance thereof.
"Effective  Date"  has  the  meaning  set  forth  in  the  preamble.
"Error" means a material and continuing failure of the Software and Services to function in conformity with the Specifications. "Fees" has the meaning set forth in Section 8.1.
"Force  Majeure Event"  has  the  meaning  set  forth  in  Section
14.1.
"Harmful Code" means any software, hardware or other technology, device or means, including any virus, worm, malware or other malicious computer code, the purpose or effect of which is to: (a) permit unauthorized access to, or to destroy, disrupt, disable, distort or otherwise harm or impede in any manner any (i) computer, software, firmware, hardware, system or network or (ii) any application or function of any of the foregoing or the security, integrity, confidentiality or use of any data Processed thereby; or (b) prevent Licensee or any Authorized User from accessing or using the Services or NCIT Systems as intended by this Agreement. "Harmful Code" does not include any NCIT Disabling Device.


"Hosted Services" has the meaning set forth in Section 2.1. "Indemnitee" has the meaning set forth in Section 12.3.
"Indemnitor"  has  the  meaning  set  forth  in  Section  12.3.
"Initial Term" has the meaning set forth in Section 10.1. "Intellectual Property Rights" means any and all registered
and
unregistered  rights  granted,  applied  for  or  otherwise  now  or hereafter  in  existence  under  or  related  to  any  patent, copyright,
trademark,     	trade     	secret,     	database     	protection
	or     	other
intellectual  property  rights  laws  or  practice,  and  all  similar  or equivalent  rights  or  forms  of  protection,  in  any  part  of  the world.
"Law"  means  any  applicable  statute,  law,  ordinance,
regulation,
rule, code, order, constitution, treaty, common law, judgment, decree or other requirement of any federal, state, local or foreign  government  or  political  subdivision  thereof,  regulatory agency  or  arbitrator,  mediator,  court  or  tribunal  of  competent jurisdiction.
"Licensee"  has  the  meaning  set  forth  in  the  preamble.
"Licensee  Data"  means,  other  than  Resultant  Data,
information,
data and other content, in any form or medium, that is collected, downloaded or otherwise received, directly or indirectly  from  Licensee  or  an  Authorized  User  by  or  through the
Services.
"Licensee Failure" has the meaning set forth in Section 4.2. "Licensee Systems" means Licensee's information technology
infrastructure,     	including     	computers,
	software,     	hardware,
databases, electronic systems (including database management systems) and networks, whether operated directly by Licensee or through the use of third party services.
"Losses" means any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the costs of enforcing any right hereunder, collection and pursuing any insurance providers.
"NCIT"  has  the  meaning  set  forth  in  the  preamble.
"NCIT Disabling Device" means any software, hardware or other technology, device or means (including any back door, time bomb, time out, drop dead device, software routine or other disabling device) used by NCIT or its designee to disable any Person's (including, without limitation, Licensee's or any Authorized User's) access to or use of the Services automatically with the passage of time or under the positive control of NCIT or its designee.





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"NCIT  Indemnitee"  has  the  meaning  set  forth  in  Section  12.2.
"NCIT  Materials"  means	the	Software,	Documentation,
Specifications  and  NCIT  Systems  and  any  and  all  other information,  data,  documents,  materials,  works  and  other content,  devices,  methods,  processes,  hardware,  software
and
other  technologies  and  inventions,  including  any  Licensee
and
other  customizations,  deliverables,  technical  or  functional descriptions,  requirements,  plans  or  reports,  that  are provided
or  used  by  NCIT  or  any  Subcontractor  in  connection  with the
Services  or  otherwise  comprise  or  relate  to  the  Services  or
NCIT
Systems.  For  the  avoidance  of  doubt,  NCIT  Materials  include
Resultant  Data  and  any  information,  data  or  other  content derived  from  NCIT's  monitoring  of  Licensee's  access  to  or use  of
the  Services,  but  do  not  include  Licensee  Data.
"NCIT	Personnel"  means	all	individuals	involved	in	the
performance  of  Services  as  employees,  agents  or
independent
contractors  of  NCIT  or  any  Subcontractor.
"NCIT   Systems"  means	the	information	technology
infrastructure  used  by  or  on  behalf  of  NCIT  in  performing  the
Services,	including	all	computers,	software,	hardware,
databases,  electronic  systems  (including  database
management
systems)  and  networks,  whether  operated  directly  by  NCIT
or
through  the  use  of  third  party  services.
"Person"  means  an  individual,  corporation,  partnership,  joint
venture,  limited  liability	entity,  governmental  authority,
unincorporated  organization,  trust,  association  or  other  entity.
"Privacy  Policy"  means  NCIT's  and  its  affiliates'  data  privacy policies,  as  posted  on  a  Website,  as  may  be  amended  by
NCIT  or
its  affiliates  from  time  to  time.
"Process"  means  to  take  any  action  or  perform  any  operation
or
set  of  operations  that  the  Services  are  capable  of  taking  or performing  on  any  data,  information  or  other  content, including
to  collect,  receive,  input,  upload,  download,  record,
reproduce,
store,  organize,  compile,  combine,  log,  catalog,
cross-reference,
manage,  maintain,  copy,  adapt,  alter,  translate  or  make  other derivative  works  or  improvements,  process,  retrieve,  output, consult,  use,  perform,  display,  disseminate,  transmit,  submit, post,  transfer,  disclose  or  otherwise  provide  or  make available,
or  block,  erase  or  destroy.  "Processing"  and  "Processed"
have
correlative  meanings.
"Receiving  Party"  has  the  meaning  set  forth  in  Section  9.1.


engineered  or  otherwise  identified  from  the  inspection, analysis
or further Processing of such information, data or content. "Scheduled Downtime" has the meaning set forth in Section
5.2.
"Service Software" means the NCIT software application or applications and any third party or other software, and all new versions,  updates,  revisions,  improvements,  customizations
(including,     	without     	limitation,     	in
	connection     	with     	this
Agreement for or on behalf of Licensee) and modifications of the foregoing, that NCIT provides remote access to and use of  as
part  of  the  Services.
"Services" means any services provided by NCIT or its contractors to Licensee in connection with this Agreement
and
supplemental time and materials ("T+M") contracts, including software as a service (SaaS), installation, configuration, integration, customization training, and/or technical support, as specified in the Order Form and Schedule A, including
Hosted
Services.
"Software"  means  the  computer  programs  specified  in  the
Order  Form  and  Schedule  A  in  machine-readable,  object code
form, and any computer programs delivered to Licensee in machine-readable, object code form and any updates thereto, or  provided  by  NCIT  in  connection  with  any  Services
hereunder,
and  the  Service  Software.
"Specifications"  means  NCIT's  current  published  product release
definitions.
"Subcontractor"  has  the  meaning  set  forth  in  Section  2.5.
"Term"  has  the  meaning  set  forth  in  Section  10.2.
"Terms  of  Use"  means  NCIT's  and  its  affiliates'  terms  of  use, as
posted on a Website, as may be amended by NCIT or its affiliates from time to time.
"Third Party Materials"  means  materials  and  information,  in any
form or medium, including any software, documents, data, content, specifications, products, equipment or components of or  relating  to  the  Services  that  are  not  proprietary  to  NCIT.
"Website"                	means
	https://www.northcapital.com,
https://www.evisor.com,
	https://www.accredited.am,
https://www.ppex.com, https://www.p3loans.com and NCIT's or its Representative's other websites from time to time (including all data and information services owned or operated by, on behalf of or through NCIT or its Representatives).


"Renewal  Term"  has  the  meaning  set  forth  in  Section  10.2.


2.


Services.


"Representatives" means, with respect to a Person, that Person's affiliates and their employees, officers, directors, consultants, agents, independent contractors, service providers, sub-licensees, subcontractors and legal, tax, financial and other advisors.
"Resultant Data" means information, data and other content that is derived by or through the Services from Processing or aggregating Licensee Data and is sufficiently different from such
Licensee  Data  that  such  Licensee  Data  cannot  be  reverse


2.1           	Services.  Subject  to  and  conditioned  on  Licensee's
and
its Authorized Users' compliance with the terms and conditions of this Agreement, during the Term NCIT shall use commercially reasonable efforts to provide to Licensee and its Authorized
Users the Software and Services in accordance with the terms and conditions hereof, including to host, manage, operate and maintain the Service Software for remote electronic access and use by Licensee and its Authorized Users ("Hosted Services") on an ongoing basis, except for:





2


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(a)


Scheduled  Downtime  in  accordance  with


Licensee's, any Authorized User's or any other Person's access


Section  5.2;
       (b)	Service  downtime  or  degradation  due  to  a
Force  Majeure  Event;
       (c)	Any	other	circumstances	beyond	NCIT's
reasonable  control,  including  Licensee's  or  any  Authorized
User's  use  of  Third  Party  Materials,  misuse  of  Hosted
Services,
or  use  of  the  Services  other  than  in  compliance  with  the express
terms  of  this  Agreement;  and
       (d)	Any  suspension  or  termination  of  Licensee's
or
any  Authorized  Users'  access  to  or  use  of  Hosted  Services as  a
result  of  a  Licensee  Failure  or  as  otherwise  permitted  by  this
Agreement.
2.2	Service  and  System Control.  Except  as  otherwise


to or use of all or any part of the Services or NCIT Materials, without incurring any resulting obligation or liability, if: (a) NCIT receives a judicial or other governmental or regulatory demand or order, subpoena or law enforcement request that expressly or by reasonable implication requires NCIT to do so; or (b)
NCIT
believes, in its sole discretion, that (i) Licensee or any Authorized User has failed to comply with Law or any term of this Agreement, or accessed or used the Services beyond the scope of the rights granted or for a purpose not authorized under this Agreement, (ii) Licensee or any Authorized User is, has been, or is likely to be involved in any fraudulent, misleading or unlawful activities, or (iii) this Agreement expires or is terminated. This Section 2.6 does not limit any of NCIT's other rights or remedies, whether at law, in equity or under this Agreement.


expressly provided in this Agreement, as between the parties:


3.


Authorization  and  Licensee Restrictions.


       (a)	NCIT  has  and  will  retain  sole  control  over
the
operation,  provision,  maintenance  and  management  of  the
Services  and  NCIT  Materials,  including  the:  (i)  NCIT
Systems;
(ii)  selection,  deployment,  modification  and  replacement  of the
Service Software; and (iii) performance of maintenance, upgrades, corrections and repairs; and
       (b)	Licensee  has  and  will  retain  sole  control  over
the  operation,  maintenance  and  management  of,  and  all access
to  and  use  of,  the  Licensee  Systems,  and  sole  responsibility for
all  access  to  and  use  of  the  Services  and  NCIT  Materials  by
any
Person  by  or  through  the  Licensee  Systems  or  any  other means
controlled by Licensee or any Authorized User, including any information, instructions or materials provided by any of them to NCIT or Subcontractors.
2.3	Service  Management.  Licensee  agrees  throughout
the
Term  to  maintain  within  its  organization  a  service  manager to
serve as NCIT's primary point of contact for day-to-day communications, consultation and decision-making regarding the  Services.  Licensee  shall  ensure  its  service  manager  has the
requisite organizational authority, skill, experience and other qualifications to perform in such capacity. If Licensee's service manager  ceases  to  be  employed  by  it  or  it  otherwise  wishes to
replace  its  service  manager,  Licensee  shall  promptly  name  a new
service  manager  by  written  notice  to  NCIT.
2.4	Changes.  NCIT  reserves  the  right,  in  its  sole
discretion,
to make any changes to the Services and NCIT Materials that it deems necessary or useful to: (a) maintain or enhance (i) the quality or delivery of NCIT's services to its customers, (ii) the


3.1           	Authorization.  Subject  to  and  conditioned  on
Licensee's
payment  of  the  Fees  and  compliance  and  performance  in accordance  with  all  other  terms  and  conditions  of  this
Agreement, NCIT hereby authorizes Licensee to nonexclusive, nontransferable access and use, subject to the terms and conditions  herein  and  during  the  Term,  the  Services  and such
NCIT  Materials  as  NCIT  may  supply  or  make  available  to
Licensee
solely  for  the  use  by  and  through  Authorized  Users  in accordance  with  the  conditions  and  limitations  set  forth  in  this
Agreement.  This  authorization  is  non-exclusive  and,  other  than as  may  be  expressly  set  forth  in  Section  15.6,
non-transferable.
3.2           	Reservation  of  Rights.  Except  for  the  limited  license in
Section  3.1,  nothing  in  this  Agreement  grants  any  right,  title
or
interest  in  or  to  (including  any  license  under)  any  Intellectual
Property  Rights  in  or  relating  to,  the  Services,  NCIT  Materials
or
Third  Party  Materials,  whether  expressly,  by  implication, estoppel  or  otherwise.  All  right,  title  and  interest  in  and  to
(including  all  license  under)  any  Intellectual  Property  Rights  in
or
relating  to,  the  Services,  NCIT  Materials  and  Third  Party
Materials  are  and  will  remain  with  NCIT  and  the  respective rights  holders  in  the  Third  Party  Materials.
3.3           	Authorization  Limitations  and Restrictions.  Licensee
shall not, and shall not permit any other Person to, access or use the Services or NCIT Materials except as expressly permitted by this Agreement and, in the case of Third Party Materials, the applicable third party license agreement. For purposes of clarity and without limiting the generality of the foregoing, Licensee shall not, except as this Agreement expressly permits:


competitive strength of or market for NCIT's services or (iii) the
Services' cost efficiency or performance; or (b) to comply with
Law.


(a)            	modify     	or     	create     	derivative
improvements  of  the  Services  or  NCIT  Materials;


works


or


2.5	Subcontractors.  NCIT  may  from  time  to  time  in  its
sole
discretion  engage  third  parties  to  perform  Services  (each,  a
"Subcontractor").
2.6	Suspension or  Termination  of Services.  NCIT  may,
directly or indirectly, and by use of a NCIT Disabling Device or any lawful means, suspend, terminate or otherwise deny


(b)            	copy  the  Software  and  Documentation,
unless
for archival or backup purposes only; in such case, all titles, trademarks, and copyright, proprietary and restricted rights notices shall be reproduced in all such copies, and all copies shall  be  subject  to  the  terms  of  this  Agreement;
       (c)            	rent,  lease,  lend,  sell,  sublicense,  assign,
distribute,  publish,  transfer  or  otherwise  make  available  any


3


(NCIT SSLA 8/2020)





Services or NCIT Materials to any Person, including on or in connection with the internet or any time-sharing, service bureau,  SaaS,  cloud  or  other  technology  or  service;
       (d)	reverse  engineer,  disassemble,  decompile,
decode,  adapt  or  otherwise  attempt  to  derive  or  gain  access to
the  source  code  of  the  Services  or  NCIT  Materials,  in  whole or  in
part;
       (e)	bypass  or  breach  any  security  device  or
protection  used  by  the  Services  or  NCIT  Materials  or  access
or
use  the  Services  or  NCIT  Materials  other  than  by  an
Authorized
User  through  the  use  of  such  Authorized  User's  own  then valid
Access  Credentials;
       (f)	input,  upload,  transmit  or  otherwise  provide
to  or  through  the  Services  or  NCIT  Systems,  any  information
or
materials that are unlawful or injurious, or contain, transmit or activate any Harmful Code;
       (g)	damage,  destroy,  disrupt,  disable,  impair,
interfere  with  or  otherwise  impede  or  harm  in  any  manner the
Services,  NCIT  Systems  or  NCIT's  provision  of  services  to any
third  party,  in  whole  or  in  part;
       (h)	remove,	delete,	alter	or	obscure	any
trademarks,	Documentation,	Specification,	warranties	or
disclaimers, or any copyright, trademark, patent or other intellectual property or proprietary rights notices from any Services or NCIT Materials, including any copy thereof;
       (i)	access  or  use  the  Services  or  NCIT  Materials
in
any manner or for any purpose that infringes, misappropriates or otherwise violates any Intellectual Property Right or other right of any third party (including by any unauthorized access to,


4.2           	Effect of Licensee  Failure  or Delay.  NCIT  is  not
responsible or liable for any delay or failure of performance caused in whole or in part by Licensee's delay in performing,
or
failure to perform, any of its obligations under this Agreement (each, a "Licensee Failure").
4.3           	Corrective Action  and  Notice.  If  Licensee  becomes
aware  of  any  actual  or  threatened  activity  prohibited  by
Section
3.3, Licensee shall, and shall cause its Authorized Users to, immediately: (a) take all reasonable and lawful measures within
their  respective  control  that  are  necessary  to  stop  the  activity
or
threatened activity and to mitigate its effects (including, where applicable, by discontinuing and preventing any unauthorized access  to  the  Services  and  NCIT  Materials  and  permanently erasing  from  their  systems  and  destroying  any  data  to  which any
of  them  have  gained  unauthorized  access);  and  (b)  notify
NCIT
of  any  such  actual  or  threatened  activity.
4.4           	Consent  to Use  Licensee  Data.  Licensee  hereby
irrevocably  grants  a  license  and  all  such  other  rights  and permissions  in  or  relating  to  Licensee  Data:  (a)  to  NCIT,  its
Subcontractors  and  the  NCIT  Personnel  as  are  necessary  or useful  to  perform  the  Services;  and  (b)  to  NCIT  as  are necessary
or  useful  to  enforce  this  Agreement  and  exercise  its  rights
and
perform  its  obligations  hereunder.
4.5           	Export Laws.  Licensee  shall  adhere  to  all  US  Export
Administration Law and shall not export or re-export any technical data or products received by or on behalf of NCIT, or the direct products of such technical data, to any proscribed country listed in the then-current US Export Administration
Law
unless  properly  authorized  by  both  NCIT  and  the  US
Government.


misappropriation,  use,  alteration,  destruction  or  disclosure  of


5.


Service Levels.


the  data  of  any  other  NCIT  customer),  or  that  violates  any
Law;
       (j)	take  any  action  that  might  lead  a  third  party
(including  an  Authorized  User)  to  conclude  that  the  Services
or
NCIT  Materials  involve  the  provision  of  investment  advice  or recommendations;
       (k)	access  or  use  the  Services  or  NCIT
Materials
for  purposes  of  competitive  analysis  of  the  Services  or  NCIT
Materials, the development, provision or use of a competing software service or product or any other purpose that is to
NCIT's  detriment  or  commercial  disadvantage;  or
       (l)	otherwise  access  or  use  the  Services  or
NCIT
Materials beyond the scope of the authorization granted under
Section  3.1.


5.1           	Service Levels.  Subject  to  the  terms  and  conditions
of
this  Agreement,  NCIT  will  use  commercially  reasonable  efforts to  make  Hosted  Services  available  for  access  and  use  by
Licensee  and  its  Authorized  Users  over  the  Internet  at  least
99%
of the time as measured over the course of each calendar month during the Term excluding unavailability due, in whole or in part, to any: (a) act or omission by Licensee or any Authorized
User, access to or use of Hosted Services by Licensee or any
Authorized User, or using Licensee's or an Authorized User's Access Credentials, that does not strictly comply with this Agreement; (b) Licensee Failure; (c) Licensee's or its
Authorized
User's Internet connectivity; (d) Force Majeure Event; (e) failure, interruption, outage or other problem with any software, hardware, system, network, facility or other matter not supplied


4.


Licensee  Obligations.


by  NCIT  pursuant  to  this  Agreement;  (f)  Scheduled  Downtime;
or
(g) disabling, suspension or termination of the Services pursuant


4.1	Licensee  Systems  and Cooperation.  Licensee  shall  at
all
times during the Term: (a) set up, maintain and operate in good repair all Licensee Systems on or through which the Software or the Services are accessed or used; and (b) provide all cooperation and assistance as NCIT may reasonably request to enable NCIT to exercise its rights and perform its obligations under and in connection with this Agreement.


to  Section  2.6.  Service  levels  cannot  be  guaranteed  and
NCIT
shall  not  be  liable  to  Licensee  or  Authorized  Users  in  the event
Hosted  Services  are  unavailable.
5.2           	Scheduled  Downtime.  NCIT  will  use  commercially
reasonable efforts to: (a) schedule downtime for routine maintenance of Hosted Services between the hours of 12:00 a.m. and 6:00 a.m., Eastern Standard Time; and (b) give Licensee





4


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at  least  24  hours  prior  notice  of  all  scheduled  outages  of
Hosted
Services  ("Scheduled  Downtime").
6.	Data  Backup.  NCIT  will  use  commercially  reasonable


Services; and (b) control the content and use of Licensee Data, including the uploading or other provision of Licensee Data for
Processing  by  Hosted  Services.


efforts  to  maintain  regular  data  backups  of  Licensee  Data;


8.


Fees;  Payment  Terms.


provided  however,  that  NCIT  HAS  NO  OBLIGATION  OR
LIABILITY
FOR	ANY	LOSS,	ALTERATION,	DESTRUCTION,	DAMAGE,
CORRUPTION  OR  RECOVERY  OF  LICENSEE  DATA.


8.1           	Fees.  Licensee  shall  pay  NCIT  the  fees  set  forth  on
Schedule  B  and  Schedule  C  ("Fees")  in  accordance  with  this
Section  8.


7.


Privacy.


8.2           	Fee  Increases.  After  the  Initial  Term  (as  defined
below),


7.1	NCIT	Systems	and	Obligations.	This	Agreement
incorporates  by  reference  the  Privacy  Policy  and  the  Terms of
Use.  In  the  event  of  any  conflict  between  this  Agreement
and
the  Terms  of  Use,  the  terms  of  this  Agreement  shall  prevail.
To
the extent an Authorized User will be disclosing information using the Services, Licensee shall ensure that its privacy policy
and  terms  of  use  incorporate  by  reference  a  link  to  and  an acknowledgement  by  Authorized  Users  of  the  Privacy  Policy
and
Terms  of  Use  or  otherwise  incorporate  terms  with
substantially
the  same  effect  and  permit  the  use  of  such  information  by
NCIT
and  its  Representatives  in  connection  with  the  Services.
7.2	Prohibited Data.  Licensee  acknowledges  that  the
Services  are  not  designed  with  security  and  access
management
for  Processing  the  following  categories  of  information:  (a)
data
that  is  classified  and  or  used  on  the  U.S.  Munitions  list, including
software and technical data; (b) articles, services and related technical data designated as defense articles or defense services;  (c)  ITAR  (International  Traffic  in  Arms  Regulations)
related  data;  or  (d)  protected  health  information  (each  of  the foregoing,  "Prohibited  Data").  Licensee  shall  not,  and  shall not
permit any Authorized User or other Person to, provide any Prohibited Data to, or Process any Prohibited Data through, the
Services,  the  NCIT  Systems  or  any  NCIT  Personnel.
Licensee  is
solely responsible for reviewing all Licensee Data and shall ensure that no Licensee Data constitutes or contains any Prohibited Data.
7.3	Licensee  Control  and  Responsibility.  Licensee  has
and
will  retain  sole  responsibility  for:  (a)  all  Licensee  Data
(excluding
data  transmitted  directly  into  the  NCIT  Systems  by  an
Authorized  User  unaffiliated  with  Licensee),  including  its content
and  use,  except  as  set  forth  in  the  Privacy  Policy;  (b)  all information,  instructions  and  materials  provided  by  or  on behalf
of Licensee or any Authorized User in connection with the Services; (c) Licensee Systems; (d) the security and use of Licensee's and its Authorized Users' Access Credentials; and
(e)
all  access  to  and  use  of  the  Services  and  NCIT  Materials
directly
or  indirectly  by  or  through  the  Licensee  Systems  or  its  or  its
Authorized  Users'  Access  Credentials,  with  or  without
Licensee's
knowledge  or  consent,  including  all  results  obtained  from,
and
all  conclusions,  decisions  and  actions  based  on,  such  access
or
use.
7.4	Access  and  Security.  Licensee  shall  employ  all
physical,
administrative and technical controls, screening and security procedures and other safeguards necessary to: (a) securely administer the distribution and use of all Access Credentials and protect against any unauthorized access to or use of Hosted


NCIT  may  increase  Fees  by  providing  written  notice  to
Licensee
at  least  30  days  prior  to  the  effective  date  of  the  Fee increase,
and  the  Fees  will  be  deemed  amended  accordingly  without further  notice  or  consent;  provided  that  NCIT  will  not increase
Fees  during  the  Initial  Term.  Licensee  may  terminate  this
Agreement  effective  as  of  the  date  of  the  Fee  increase  upon providing  written  notice  to  NCIT  within  30  days  of  receipt  of the
notice  of  Fee  increase.
8.3           	Taxes.  All  Fees  and  other  amounts  payable  by
Licensee
under  this  Agreement  are  exclusive  of  taxes  and  similar assessments.  Licensee  is  responsible  for  all  sales,  use  and excise
taxes,  and  any  other  similar  taxes,  duties  and  charges  of  any kind imposed by any federal, state or local governmental or regulatory authority on any amounts payable by Licensee hereunder,  other  than  any  taxes  levied  or  imposed  on  NCIT's income.
8.4           	Payment.  All  Fees  will  be  invoiced  monthly  by  the  5th of
the  month  and  will  be  charged  automatically  on  the  15th  of each
month,  or  as  otherwise  set  forth  on  Schedule  B  and  Schedule
C,
to  the  credit  card  or  other  payment  method  used  for  the purchase  under  this  Agreement  or  in  creating  Licensee's account
(as  set  forth  on  the  signature  page  below).  Licensee  consents to
NCIT  retaining  and  using  Licensee's  payment  information  for future  invoices  and  as  provided  in  this  Agreement.  Licensee agrees  and  acknowledges  that  NCIT  and  its  third  party vendors
may  retain  and  use  Licensee's  payment  information  to
facilitate
the  payments  provided  for  in  this  Agreement.  Licensee agrees  to
promptly  provide  NCIT  with  written  notice  of  any  update  of  or changes  to  your  payment  information.  All  payments  shall  be in
US  dollars  in  immediately  available  funds.
8.5           	Late  Payment.  If  Licensee  fails  to  make  any  payment
when  due  then,  in  addition  to  all  other  remedies  that  may  be available:
       (a)            	NCIT  may  charge  interest  on  the  past  due
amount  at  the  rate  of  1.5%  per  month,  calculated  daily  and compounded  monthly,  or  if  lower,  the  highest  rate  permitted under  Law;  such  interest  may  accrue  after  as  well  as  before any
judgment  relating  to  collection  of  the  amount  due;
       (b)            	Licensee  shall  reimburse  NCIT  for  all  costs
incurred by NCIT in collecting any late payments or interest, including attorneys' fees, court costs and collection agency fees;
and
       (c)            	if  such  failure  continues  for  10  days
following
written notice thereof, NCIT may suspend performance of the Services until all past due amounts and interest thereon have





5


(NCIT SSLA 8/2020)





been  paid,  without  incurring  any  obligation  or  liability  to
Licensee  or  any  other  Person  by  reason  of  such  suspension;
provided that cumulative late payments are subject to the overall limits set forth in Schedule B. A default under this Agreement by Licensee shall constitute a default by Licensee or its  affiliates  under  all  other  agreements  any  of  them  have then
in  effect  with  NCIT  or  its  affiliates.
8.6	No  Deductions  or  Setoffs.  All  amounts  payable  to
NCIT
under this Agreement shall be paid by Licensee to NCIT in full without any setoff, recoupment, counterclaim, deduction, debit or withholding for any reason (other than any deduction or withholding of tax as may be required by Law).


Representatives  who:  (i)  need  to  know  such  Confidential
Information for purposes of Receiving Party's exercise of its rights or performance of its obligations under and in accordance
with  this  Agreement;  (ii)  have  been  informed  of  the
confidential
nature of the Confidential Information; and (iii) are bound by confidentiality and restricted use obligations in substantially similar effect as the terms set forth in this Section 9.3;
       (c)            	safeguard     	and     	protect     	the
	Confidential
Information from theft, piracy or unauthorized use, access or disclosure using at least the degree of care it uses to protect its similarly sensitive information and in no event less than a reasonable degree of care;


9.


Confidentiality.


(d)            	ensure  its  Representatives'  compliance
with,
and  be  responsible  and  liable  for  any  of  its  Representatives'


9.1	Confidential  Information.  In  connection  with  this
Agreement,  each  party  ("Disclosing  Party")  may  disclose  or make  available  Confidential  Information  to  the  other  party
("Receiving  Party").  Subject  to  Section  9.2,  "Confidential
Information"  means  information  in  any  form  or  medium
(whether  oral,  written,  electronic  or  other)  that  Disclosing
Party
considers  confidential  or  proprietary,  including  information consisting  of  or  relating  to  Disclosing  Party's  or  its  affiliates'
technology,  trade  secrets,  know-how,  business  operations, plans, strategies, customers, and pricing, and information with respect to which Disclosing Party has contractual or other confidentiality obligations, in each case whether or not marked,
designated  or  otherwise  identified  as  "confidential".  Without limiting  the  foregoing,  all  Services  and  NCIT  Materials, including
the  terms  of  this  Agreement,  are  the  Confidential  Information of
NCIT.
9.2	Exclusions.  Confidential  Information  does  not  include
information  that  Receiving  Party  can  demonstrate  by  written
or
other  documentary  records:  (a)  was  lawfully  known  to
Receiving
Party  without  restriction  on  use  or  disclosure  prior  to  such information's  being  disclosed  or  made  available  to  Receiving
Party  in  connection  with  this  Agreement;  (b)  was  or  becomes generally  known  by  the  public  other  than  by  Receiving
Party's  or
any  of  its  Representatives'  noncompliance  with  this
Agreement;
(c)  was  or  is  received  by  Receiving  Party  on  a
non-confidential
basis  from  a  third  party  that  was  not  or  is  not,  at  the  time  of such  receipt,  under  any  obligation  to  maintain  its
confidentiality;
or (d) Receiving Party can demonstrate by written or other documentary records was or is independently developed by
Receiving  Party  without  reference  to  or  use  of  any
Confidential
Information.
9.3	Protection of Confidential Information.  As  a  condition


non-compliance  with,  the  terms  of  this  Section  9;  and
       (e)            	notify  Disclosing  Party  upon  discovery  of
any
prohibited use or disclosure of the Confidential Information, or any other breach of these confidentiality obligations by
Receiving  Party,  and  shall  cooperate  with  Disclosing  Party  to help Disclosing Party regain possession of the Confidential Information and prevent the further prohibited use or disclosure
of  the  Confidential  Information.
9.4           	Compelled Disclosures.  If  Receiving  Party  or  any  of
its
Representatives     	is     	compelled     	by     	Law
	to     	disclose     	any
Confidential Information then, to the extent permitted by Law, Receiving Party shall: (a) promptly, and prior to such disclosure,
notify Disclosing Party in writing of such requirement so that Disclosing Party can seek a protective order or other remedy
or
waive its rights under Section 9.3; and (b) provide reasonable assistance to Disclosing Party in opposing such disclosure or seeking a protective order or other limitations on disclosure. If Disclosing Party waives compliance or, after providing the notice
and  assistance  required  under  this  Section  9.4,  Receiving
Party
remains  required  by  Law  to  disclose  any  Confidential
Information,  Receiving  Party  shall  disclose  only  that  portion  of the Confidential Information that Receiving Party is legally required to disclose and, on Disclosing Party's request, shall use
commercially reasonable efforts to obtain assurances from the applicable court or other presiding authority that such
Confidential     	Information     	will     	be
	afforded     	confidential
treatment. Notwithstanding the foregoing, the restrictions and requirements herein shall not apply to, and NCIT and its Representatives may disclose and retain copies of, Confidential
Information in connection with NCIT's or its Representatives' compliance with legal, financial or regulatory filings, audits or examinations or as otherwise required by Law.


to being provided with any disclosure of or access to Confidential Information, Receiving Party shall:


10.


Term and  Termination.


       (a)	not  access  or  use  Confidential  Information
other  than  as  necessary  to  exercise  its  rights  or  perform  its obligations  under  and  in  accordance  with  this  Agreement;
       (b)	except  as  may  be  permitted  by  and  subject
to
its  compliance  with  Section  9.4,  not  reveal,  disclose  or permit
access	to	Confidential	Information	other	than	to	its


10.1         	Initial Term.  The  initial  term  of  this  Agreement
commences  as  of  the  Effective  Date  and,  unless  terminated earlier  pursuant  any  of  the  Agreement's  express  provisions, will
continue  in  effect  for  one  year  (the  "Initial  Term").
10.2         	Renewal.  This  Agreement  will  automatically  renew
for
additional successive one-year terms unless earlier terminated pursuant to this Agreement's express provisions or either party


6


(NCIT SSLA 8/2020)





gives  the  other  party  written  notice  of  non-renewal  at  least
90
days prior to the expiration of the then-current term (each a "Renewal Term" and, collectively with the Initial Term, the "Term").


Licensee Data and Licensee Confidential Information in its regular backup, archived or disaster recovery systems or files;
       (c)            	Licensee  shall  promptly  cease  all  use  of
any
Services or NCIT Materials and (i) promptly return to NCIT, or at


10.3


Termination.  In  addition  to  Section  8.2  and  Section


NCIT's  written  request  destroy,  all  documents  and  tangible


10.2:
       (a)	NCIT  may  terminate  this  Agreement,  effective
on  written  notice  to  Licensee,  if  Licensee:  (i)  fails  to  pay  any amount  when  due  hereunder,  and  such  failure  continues more
than  30  days  after  NCIT's  delivery  of  written  notice  thereof;
or
(ii)  breaches	any	of	its	obligations	under	Section	3.3
(Authorization	Limitations	and	Restrictions),	Section	7.2
(Prohibited  Data)  or  Section  9  (Confidentiality).
       (b)	Either  party  may  terminate  this  Agreement,
effective  on  written  notice  to  the  other  party,  if  the  other party
materially breaches this Agreement, and such breach: (i) is incapable of cure within three business days of NCIT's notice  to
Licensee  of  the  breach  and  NCIT's  intent  to  terminate  the license  granted  in  this  Agreement;  or  (ii)  being  capable  of cure,
remains  uncured  30  days  after  the  non-breaching  party provides
the  breaching  party  with  written  notice  of  such  breach;
       (c)	Either  party  may  terminate  this  Agreement,
effective immediately upon written notice to the other party, if the other party: (i) becomes insolvent or is generally unable to
pay,  or  fails  to  pay,  its  debts  as  they  become  due;  (ii)  files or  has
filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily,  to  any  proceeding  under  any  domestic  or foreign
bankruptcy  or  insolvency  Law;  (iii)  makes  or  seeks  to  make
a
general  assignment  for  the  benefit  of  its  creditors;  or  (iv)
applies
for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction
to  take  charge  of  or  sell  any  material  portion  of  its  property
or
business;  and
       (d)	Either  party  may  terminate  this  Agreement
upon  90  days  written  notice  to  the  other  for  any  commercial
or
business  reason.
10.4	Effect of Expiration  or  Termination.  Upon  any
expiration or termination of this Agreement, except as expressly materials  containing,  reflecting,  incorporating  or  based  on  any
NCIT  Materials  or  NCIT's  Confidential  Information;  and
(ii)  permanently  erase  all  NCIT  Materials  and  NCIT's
Confidential
Information from all systems Licensee directly or indirectly controls; provided that Licensee may retain NCIT Materials or
NCIT's  Confidential  Information  in  its  regular  backup,  archived or  disaster  recovery  systems  or  files,  or  as  permitted  by
Section
9.4;  an  officer  or  director  of  Licensee  shall,  within  30  days from
the effective date of the termination, certify in writing that all copies of the Software and Documentation have been returned,
deleted  and  destroyed;
       (d)            	NCIT  may  disable  all  Licensee  and
Authorized
User  access  to  Hosted  Services  and  NCIT  Materials;
       (e)            	if     	Licensee     	terminates
	this     	Agreement
pursuant to Section 10.3(b), Licensee will be relieved of any obligation to pay any Fees attributable to the period after the effective date of such termination; and
       (f)             	if  NCIT  terminates  this  Agreement  pursuant
to
Section  10.3(a)  or  Section  10.3(b),  all  Fees  that  would  have become  payable  had  the  Agreement  remained  in  effect  until expiration  of  the  Term  will  become  immediately  due  and payable, and Licensee shall pay such Fees, together with all previously-accrued but not yet paid Fees, on receipt of
NCIT's
invoice  therefor.
     ALL  SALES  ARE  FINAL;  NO  REFUNDS  OR
EXCHANGES.
10.5         	Surviving Terms.  The  provisions  set  forth  in  the
following sections, and any other rights or obligations of the parties in this Agreement that, by their nature, should survive termination  or  expiration  of  this  Agreement,  will  survive  any expiration or termination of this Agreement (including, without limitation, Section 9 (Confidentiality), Section 8 (Fees;
Payment
Terms), Section 10 (Term and Termination), Section 12 (Indemnification), Section 13 (Limitations of Liability) and
Section  15  (Miscellaneous)).


otherwise  provided  in  this  Agreement  (including  Section  10.5 below):


11.


Representations,  Warranties and Covenants.


       (a)	all  rights,  licenses,  consents  and
authorizations
granted  by  either  party  to  the  other  hereunder  will
immediately
terminate;
       (b)	NCIT  shall  promptly  cease  all  use  of  any
Licensee Data or Licensee's Confidential Information and erase all Licensee Data and Licensee's Confidential Information from all systems NCIT controls; provided that, (i) for clarity, NCIT's obligations under this Section 10.4(b) do not apply to any Resultant Data, (ii) NCIT and its affiliates may retain, use and disclose Licensee Data or Licensee Confidential Information as required by Law, and (iii) NCIT and its affiliates may retain


11.1         	Mutual  Representations  and  Warranties.  Each  party
represents  and  warrants  to  the  other  party  that:
       (a)            	it  is  duly  organized,  validly  existing  and  in
good
standing  as  a  corporation  or  other  entity  under  the  laws  of the
jurisdiction  of  its  incorporation  or  other  organization;
       (b)            	it  has  the  full  right,  power  and  authority  to
enter into and perform its obligations and grant the rights, licenses, consents and authorizations it grants or is required to
grant  under  this  Agreement;
       (c)            	the  execution  of  this  Agreement  has  been
duly
authorized by all necessary corporate or organizational action of such party;





7


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       (d)	its  signatory  to  this  Agreement  is  authorized
to
execute  this  Agreement  on  such  party's  behalf;  and
       (e)	this  Agreement  constitutes  the  legal,  valid
and
binding  obligation  of  such  party,  enforceable  against  such party
in  accordance  with  its  terms.
11.2	Additional  NCIT Representations, Warranties  and
Covenants. NCIT represents, warrants and covenants to Licensee that NCIT will perform the Services using personnel of required skill, experience and qualifications and in a professional and


OTHER      	PERSON'S      	REQUIREMENTS,
	OPERATE      	WITHOUT
INTERRUPTION,      	ACHIEVE      	ANY
	INTENDED      	RESULT,      	BE
COMPATIBLE  OR  WORK  WITH  ANY  SOFTWARE,  SYSTEM
OR
OTHER  SERVICES,  OR  BE  SECURE,  ACCURATE,
COMPLETE,  FREE
OF  HARMFUL  CODE  OR  ERROR  FREE.  ALL  THIRD  PARTY
MATERIALS  ARE  PROVIDED  "AS  IS"  AND  ANY
REPRESENTATION
OR  WARRANTY  OF  OR  CONCERNING  ANY  THIRD  PARTY
MATERIALS  IS  STRICTLY  BETWEEN  LICENSEE  AND  THE
THIRD
PARTY  OWNER  OR  DISTRIBUTOR  OF  THE  THIRD  PARTY
MATERIALS.


workmanlike manner in accordance with generally recognized industry standards for similar services and will devote adequate


12.


Indemnification.


resources  to  meet  its  obligations  under  this  Agreement.  NCIT also represents to Licensee that: (a) during the Term, the Software shall operate without any material Errors; and
(b)  upon  notification  to  NCIT  of  any  Errors,  NCIT's  sole liability,
and  Licensee's  sole  remedy,  will  be  NCIT's  use  of
reasonable
efforts during its normal business hours and at no cost to Licensee to correct such Errors that are verifiable and reproducible by NCIT, excluding any Errors caused by uses of  the
Software  and  Services  not  in  accordance  with  the
Specifications.
Alternatively, in NCIT's sole discretion, NCIT may refund the portion of the prepaid Fees applicable to the portion of the Software that is defective.
11.3	Additional Licensee Representations, Warranties and
Covenants.  Licensee  represents,  warrants  and  covenants  to
NCIT
that  Licensee  owns  or  otherwise  has  and  will  have  the necessary
rights  and  consents  in  and  relating  to  the  Licensee  Data  so that,
as received by NCIT and Processed in accordance with this Agreement, they do not and will not infringe, misappropriate or otherwise  violate  any  Intellectual  Property  Rights,  or  any privacy
or  other  rights  of  any  third  party  or  violate  any  Law.
Licensee
acknowledges  and  agrees  that  the  Services  provided  by
NCIT
under  this  Agreement  are  administrative  and  technological  in nature and that NCIT is not providing investment advice, or otherwise acting in an investment advisory capacity, to Licensee or  any  Authorized  User.
11.4	DISCLAIMER OF WARRANTIES.  EXCEPT  FOR
NCIT'S
EXPRESS  WARRANTIES  SET  FORTH  IN  SECTION  11.1,
SECTION
11.2  AND  SECTION  11.3,  ALL  SERVICES  AND  NCIT
MATERIALS
ARE  PROVIDED  "AS  IS"  AND  NCIT  HEREBY  DISCLAIMS
ALL
WARRANTIES,  WHETHER  EXPRESS,  IMPLIED,
STATUTORY  OR
OTHER,  AND  NCIT  SPECIFICALLY  DISCLAIMS  ALL
IMPLIED
WARRANTIES	OF	MERCHANTABILITY,	FITNESS	FOR	A
PARTICULAR  PURPOSE,  TITLE  AND  NON-INFRINGEMENT,
AND
ALL  WARRANTIES  ARISING  FROM  COURSE  OF  DEALING,
USAGE
OR	TRADE	PRACTICE.	NCIT	DOES	NOT
	PROVIDE	ANY
INVESTMENT  ADVISORY  SERVICE,  DUE  DILIGENCE,
BROKERAGE,
FINANCIAL  MANAGEMENT,  TAX,  ACCOUNTING  OR  ANY
OTHER
PROFESSIONAL	SERVICE,	AND	ANY	ADVICE
	OR	OTHER
INFORMATION  OBTAINED  THROUGH  NCIT'S  PRODUCTS  AND
SERVICES  WILL  BE  USED  BY  LICENSEE  AND  ITS
AUTHORIZED
USERS  SOLELY  AT  THEIR  OWN  RISK.  WITHOUT  LIMITING
THE
FOREGOING,  NCIT  MAKES  NO  WARRANTY  OF  ANY  KIND
THAT
THE  SERVICES  OR  NCIT  MATERIALS,  OR  ANY  PRODUCTS
OR
RESULTS  OF  THE  USE  THEREOF,  WILL  MEET
LICENSEE'S  OR  ANY


12.1         	NCIT Indemnification.  Subject  to  the  limitations  on
liability  in  this  Agreement,  including  as  set  forth  in  Section
13,
NCIT  shall  indemnify,  defend  and  hold  harmless  Licensee from
and  against  any  and  all  Losses  incurred  by  Licensee  arising out  of
or  relating  to  any  legal  suit,  claim,  action  or  proceeding
(each,
an  "Action")  by  a  third  party  (other  than  an  affiliate  of
Licensee)
to  the  extent  that  such  Losses  arise  from  any  allegation  in such
Action  that  Licensee's  or  an  Authorized  User's  use  of  the
Services  (excluding  Licensee  Data  and  Third  Party  Materials)
in
compliance  with  this  Agreement  infringes  a  U.S.  Intellectual
Property  Right.  The  foregoing  obligation  does  not  apply  to any
Action  or  Losses  arising  out  of  or  relating  to  any:
       (a)            	access  to  or  use  of  the  Services  or  NCIT
Materials in combination with any hardware, system, software, network or other materials or service not provided or authorized  in  writing  by  NCIT;
       (b)            	modification  of  the  Services  or  NCIT
Materials
other  than:  (i)  by  or  on  behalf  of  NCIT;  or  (ii)  with  NCIT's written
approval  in  accordance  with  NCIT's  written  specification;
       (c)            	failure  to  timely  implement  any
modifications,
upgrades,  replacements  or  enhancements  made  available  to
Licensee  by  or  on  behalf  of  NCIT;  or
       (d)            	act,  omission  or  other  matter  described  in
Section  12.2(a)-(g),  whether  or  not  the  same  results  in  any
Action  against  or  Losses  by  any  NCIT  Indemnitee.
12.2         	Licensee  Indemnification.  Licensee  shall  and  shall
cause
its  affiliates,  jointly  and  severally,  to  indemnify,  defend  and hold
harmless  NCIT  and  its  Subcontractors  and  their
Representatives
and  successors  and  assigns  (each,  a  "NCIT  Indemnitee")
from
and  against  any  and  all  Losses  incurred  by  such  NCIT
Indemnitee
in  connection  with  any  Action  that  arises  out  of  or  relates  to this
Agreement  or  any  of  the  following:
       (a)            	Licensee  Data,  including  any  Processing  of
Licensee  Data  by  or  on  behalf  of  NCIT  in  accordance  with this
Agreement;
       (b)            	securities  offering  facilitated  by  Licensee  or
its
affiliates or their Representatives, including any and all data and documentation related to such offering, the due diligence related to such offering, and/or the determination of suitability or qualification of a prospective investor for an offering;





8


(NCIT SSLA 8/2020)





       (c)	any  other  materials  or  information  (including
any documents, data, specifications, software, content or technology) provided by or on behalf of Licensee or any Authorized User, including NCIT's compliance with any specifications or directions provided by or on behalf of Licensee or  any  Authorized  User,  to  the  extent  prepared  without  any contribution  by  NCIT;
       (d)	brokerage  services  or  investment  advice;
recommendations regarding any particular investment, security or course of action; offers to invest or to provide financial analysis or management services; or similar advice, offers or guidance to Authorized Users, which shall remain the sole responsibility of Licensee;


modifications  or  replacements  will  constitute  Services  and
NCIT
Materials,  as  applicable,  under  this  Agreement;  or
       (c)            	by  written  notice  to  Licensee,  terminate  this
Agreement  and  require  Licensee  to  immediately  cease  any  use of and destroy or return all copies of the Services and NCIT Materials in its possession or under its control.
THIS  SECTION  12  SETS  FORTH  LICENSEE'S  SOLE
REMEDIES  AND
NCIT'S  SOLE  LIABILITY  AND  OBLIGATION  FOR  ANY
ACTUAL,
THREATENED  OR  ALLEGED  CLAIMS  THAT  THIS
AGREEMENT  OR
ANY  SUBJECT  MATTER  HEREOF  (INCLUDING  THE
SERVICES  AND
NCIT       	MATERIALS)
	INFRINGES,       	MISAPPROPRIATES       	OR
OTHERWISE     	VIOLATES     	ANY     	THIRD     	PARTY
	INTELLECTUAL
PROPERTY  RIGHT.


       (e)	allegation  of  facts  that,  if  true,  would
constitute  Licensee's  breach  of  any  of  its  representations,


13.


Limitations  of  Liability.


warranties,  covenants  or  obligations  under  this  Agreement;
       (f)	negligence  or  more  culpable  act  or  omission
(including  recklessness  or  willful  misconduct)  by  Licensee, any
Authorized  User,  or  any  third  party  on  behalf  of  Licensee  or any
Authorized  User,  in  connection  with  this  Agreement;  or
       (g)	transaction  for  which  the  Services  or  NCIT
Materials  is  being  used  by  or  on  behalf  of  Licensee.
12.3	Indemnification  Procedure.  Each  party  shall  promptly
notify the other party in writing of any Action for which such party believes it is entitled to be indemnified pursuant to
Section  12.1  or  Section  12.2,  as  the  case  may  be.  The party
seeking  indemnification  (the  "Indemnitee")  shall  cooperate with
the  other  party  (the  "Indemnitor")  at  the  Indemnitor's  sole cost
and  expense.  The  Indemnitor  shall  immediately  take  control of
the  defense  and  investigation  of  such  Action  and  shall employ
counsel  reasonably  acceptable  to  the  Indemnitee  to  handle
and
defend  the  same,  at  the  Indemnitor's  sole  cost  and  expense.
The
Indemnitee's  failure  to  perform  any  obligations  under  this
Section 12.3 will not relieve the Indemnitor of its obligations under this Section 12 except to the extent that the
Indemnitor
can  demonstrate  that  it  has  been  materially  prejudiced  as  a result of such failure. The Indemnitee may participate in and observe the proceedings at its own cost and expense with counsel  of  its  own  choosing.
12.4	Mitigation.  If  any  of  the  Services  or  NCIT  Materials
are,
or in NCIT's opinion are likely to be, claimed to infringe, misappropriate or otherwise violate any third party Intellectual Property Right, or if Licensee's or any Authorized User's use
of
the  Services  or  NCIT  Materials  is  enjoined  or  threatened  to be
enjoined,  NCIT  may,  at  its  option:
       (a)	at  NCIT's  sole  cost  and  expense,  obtain  the
right for Licensee to continue to use the Services and NCIT Materials materially as contemplated by this Agreement;
       (b)	at  NCIT's  sole  cost  and  expense,  modify  or


13.1         	EXCLUSION  OF DAMAGES.  NCIT  AND  ITS
LICENSORS,
SERVICE  LICENSORS  AND  SUPPLIERS  SHALL  NOT  BE
LIABLE
UNDER  OR  IN  CONNECTION  WITH  THIS  AGREEMENT  OR
ITS
SUBJECT  MATTER  UNDER  ANY  LEGAL  OR  EQUITABLE
THEORY,
INCLUDING     	BREACH     	OF     	CONTRACT,
	TORT     	(INCLUDING
NEGLIGENCE),  STRICT  LIABILITY,  BREACH  OF
WARRANTY,
MISREPRESENTATIONS  OR  OTHERWISE,  FOR  ANY:  (a)
LOSS  OF
PRODUCTION, USE, BUSINESS, REVENUE OR PROFIT OR DIMINUTION IN VALUE; (b) IMPAIRMENT, INABILITY TO
USE  OR
LOSS,  INTERRUPTION  OR  DELAY  OF  THE  SERVICES,  (c)
LOSS,
DAMAGE,  CORRUPTION  OR  RECOVERY  OF  DATA,  OR
BREACH  OF
DATA     	OR     	SYSTEM     	SECURITY,     	OR
	(d)     	CONSEQUENTIAL,
INCIDENTAL,  INDIRECT,  EXEMPLARY,  SPECIAL,
ENHANCED  OR
PUNITIVE  DAMAGES,  REGARDLESS  OF  WHETHER  SUCH
PERSONS
WERE  ADVISED  OF  THE  POSSIBILITY  OF  SUCH  LOSSES
OR
DAMAGES  OR  SUCH  LOSSES  OR  DAMAGES  WERE
OTHERWISE
FORESEEABLE,  AND  NOTWITHSTANDING  THE  FAILURE
OF  ANY
AGREED  OR  OTHER  REMEDY  OF  ITS  ESSENTIAL
PURPOSE.  BOTH
PARTIES  UNDERSTAND  AND  AGREE  THAT  THE
REMEDIES  AND
LIMITATIONS  HEREIN  ALLOCATE  THE  RISKS  OF
PRODUCT  AND
SERVICE     	NONCONFORMITY
	BETWEEN     	THE     	PARTIES     	AS
AUTHORIZED  BY  LAW.  THE  FEES  HEREIN  REFLECT,  AND
ARE  SET
IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES SET FORTH
IN  THIS
AGREEMENT.
13.2         	CAP  ON  MONETARY  LIABILITY.  IN  ANY  EVENT,
THE
COLLECTIVE  AGGREGATE  LIABILITY  OR  OBLIGATION  OF
NCIT
UNDER  OR  IN  CONNECTION  WITH  THIS  AGREEMENT  OR
ITS
SUBJECT  MATTER,  UNDER  ANY  LEGAL  OR  EQUITABLE
THEORY,
INCLUDING     	BREACH     	OF     	CONTRACT,
	TORT     	(INCLUDING
NEGLIGENCE),  STRICT  LIABILITY,  BREACH  OF
WARRANTY,
MISREPRESENTATIONS  OR  OTHERWISE,  SHALL  BE
LIMITED  TO
THE AMOUNT PAID TO NCIT BY LICENSEE UNDER THIS AGREEMENT IN THE PRECEDING 12 MONTHS. THE
FOREGOING
LIMITATION  APPLIES  NOTWITHSTANDING  THE  FAILURE  OF
ANY
AGREED  OR  OTHER  REMEDY  OF  ITS  ESSENTIAL
PURPOSE.


replace the Services and NCIT Materials, in whole or in part, to


14.


Force  Majeure.


seek  to  make  the  Services  and  NCIT  Materials  (as  so modified  or
replaced)	non-infringing,	while	providing	substantially
equivalent  features  and  functionality,  in  which  case  such


14.1         	No  Breach  or  Default.  In  no  event  will  NCIT  be
liable  or
responsible to Licensee, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling


9


(NCIT SSLA 8/2020)





or performing any term of this Agreement (except for any payment obligation) when and to the extent such failure or delay is caused by any circumstances beyond such party's reasonable control (a "Force Majeure Event"), including acts of
God, flood, fire, earthquake or explosion, pandemic, war, terrorism, invasion, riot or other civil unrest, embargoes or blockades in effect on or after the date of this Agreement, national or regional emergency, strikes, labor stoppages or slowdowns or other industrial disturbances, passage of Law
or
any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition or any complete or partial government shutdown, or national or regional shortage of adequate power or telecommunications or transportation.
NCIT  may  terminate  this  Agreement  if  a  Force  Majeure
Event
continues  substantially  uninterrupted  for  a  period  of  30  days
or
more.
14.2	Affected  Party Obligations.  In  the  event  of  any  failure or delay caused by a Force Majeure Event, NCIT will give prompt written notice to Licensee stating the period of time the occurrence is expected to continue and use commercially reasonable efforts to end the failure or delay and minimize the effects of such Force Majeure Event.


North  Capital  Investment  Technology,  Inc.
              Attention:  James  P.  Dowd,  President  &  CEO
              623  E.  Fort  Union  Boulevard,  Suite  101
              Midvale,  Utah  84047
              Email:  jdowd@northcapital.com
Notices sent in accordance with this Section 15.3 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; or (c) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid.
Licensee agrees that NCIT can provide notices to Licensee through NCIT or its affiliates' website or by mailing them to the email or physical addresses on file with NCIT (as may be initially set forth on the signature page hereto). Such delivery of notices has the same legal effect as if NCIT provided Licensee with a physical copy and will be deemed to have been received within
24  hours  of  the  time  a  notice  is  posted  or  sent.
15.4 Interpretation. The parties intend this Agreement to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an


15.


Miscellaneous.


instrument or causing any instrument to be drafted. Further, the headings used in this agreement are for convenience only and


15.1	Relationship  of the  Parties.  The  relationship  between
the  parties  is  that  of  independent  contractors.  Nothing contained  in  this  Agreement  shall  be  construed  as  creating any
agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind  the  other  party  in  any  manner  whatsoever.
15.2	Public Announcements.  Neither  party  shall  issue  or
release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement or otherwise  use  the  other  party's  trademarks,  service  marks, trade  names,  logos,  domain  names  or  other  indicia  of source,
affiliation  or  sponsorship,  in  each  case,  without  the  prior written
consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that NCIT may, without Licensee's consent, include Licensee's name and logo in NCIT's promotional and marketing
materials.
15.3	Notices.  All  notices,  requests,  consents,  claims,
demands,  waivers  and  other  communications  under  this
Agreement  ("notices")  have  binding  legal  effect  only  if  in writing
and  addressed  to  NCIT  as  follows  (or  to  such  other  address
or
such  other  Person  that  NCIT  may  designate  from  time  to time  in
accordance  with  this  Section  15.3):
              North  Capital  Investment  Technology,  Inc.
              Attention:  Legal  Department
              623  E.  Fort  Union  Boulevard,  Suite  101
              Midvale,  Utah  84047
With  a  copy  to  (which  shall  not  constitute  notice):


are  not  intended  to  be  used  as  an  aid  to  interpretation.
15.5  Entire  Agreement.  This  Agreement  constitutes  the  sole and entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all
prior     	and     	contemporaneous
	proposals,     	understandings,
agreements,  representations  and  warranties,  both  written  and oral,  between  the  parties  relating  to  such  subject  matter.
To  the  extent  Licensee  will  be  sharing  personal  or  financial information  of  a  third  party  in  connection  with  this  Agreement,
Licensee  shall  maintain  and  obtain  the  agreement  of  each such
third  party,  which  shall  permit  the  sharing  of  such  third party's
information  with  NCIT  and  its  affiliates  and  service  providers for
NCIT  and  its  affiliates  and  service  providers  to  use,  disclose
and
retain  it  in  connection  with  this  Agreement  and  the  provision of
the services hereunder and as required by Law. NCIT and its affiliates each shall be a third party beneficiary to such agreement.
15.6         	Assignment.  Licensee  shall  not  assign  or  otherwise
transfer  any  of  its  rights,  or  delegate  or  otherwise  transfer any
of  its  obligations  or  performance,  under  this  Agreement,  in each
case  whether  voluntarily,  involuntarily,  by  operation  of  law  or otherwise,  without  NCIT's  prior  written  consent.  No  delegation or  other  transfer  will  relieve  Licensee  of  any  of  its  obligations
or
performance under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 15.6 is void. Subject to this Section 15.6, this Agreement is binding upon
and
inures  to  the  benefit  of  the  parties  and  their  respective successors  and  assigns.
15.7         	No  Third  Party  Beneficiaries.  Except  as  otherwise
set
forth in this Agreement, this Agreement is for the sole benefit of


10


(NCIT SSLA 8/2020)





the parties and, subject to Section 12 and Section 15.6, their respective successors and assigns, and nothing herein, express
or  implied,  is  intended  to  or  shall  confer  upon  any  other
Person
any  legal  or  equitable  right,  benefit  or  remedy  of  any  nature whatsoever  under  or  by  reason  of  this  Agreement.
15.8	Amendment  and  Modification; Waiver.  Except  as  set
forth  herein,  no  amendment  to  or  modification  of  this
Agreement  is  effective  unless  it  is  in  writing  and  signed  by an
authorized  representative  of  each  party.  No  waiver  by  any party
of  any  of  the  provisions  hereof  shall  be  effective  unless explicitly
set  forth  in  writing  and  signed  by  the  party  so  waiving.
Except  as
otherwise  set  forth  in  this  Agreement,  no  failure  to  exercise,
or
delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as
a
waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other
or further exercise thereof or the exercise of any other right, remedy, power or privilege.
15.9	Severability.  If  any  provision  of  this  Agreement  is
invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term  or  provision  of  this  Agreement  or  invalidate  or  render unenforceable  such  term  or  provision  in  any  other
jurisdiction.
Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated
by  this  Agreement  be  consummated  as  originally
contemplated
to  the  greatest  extent  possible.
15.10	Governing  Law;  Submission  to  Jurisdiction.  This
Agreement is governed by and shall be construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any other jurisdiction. Any Action arising out of or related to this Agreement, the licenses granted hereunder or the transactions federal courts of the United States of America or the courts of the State of Utah, in each case located in Salt Lake City, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Action. In the event of any Action arising out of or related to this Agreement, the licenses granted hereunder or the transactions contemplated hereby, the prevailing party thereto shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees and all other costs and expenses incurred in connection therewith, including, without limitation, cost of collection and enforcement
and  in  pursuit  of  insurance  claims;  provided  that  any obligation
by  NCIT  hereunder  remains  subject  to  Section  13.2.
15.11      	WAIVER OF JURY  TRIAL.  EACH  PARTY
IRREVOCABLY  AND
UNCONDITIONALLY  WAIVES  ANY  RIGHT  IT  MAY  HAVE
TO  A  TRIAL
BY  JURY  IN  RESPECT  OF  ANY  ACTION  ARISING  OUT  OF
OR
RELATING  TO  THIS  AGREEMENT,  THE  LICENSES
GRANTED
HEREUNDER OR THE TRANSACTIONS CONTEMPLATED
HEREBY.
15.12      	Equitable Relief.  Each  party  acknowledges  and
agrees
that  a  breach  or  threatened  breach  by  such  party  of  any  of its
obligations under this Agreement may cause the other party irreparable harm for which monetary damages would not be an
adequate  remedy  and  agrees  that,  in  the  event  of  such breach
or threatened breach, the other party will be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available
from  any  court,  without  any  requirement  to  post  a  bond  or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not
exclusive  and  are  in  addition  to  all  other  remedies  that  may be
available  at  law,  in  equity  or  otherwise.
15.13      	Counterparts.  This  Agreement  may  be  executed  in
counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.
A signed copy of this Agreement by facsimile, email or other means of electronic transmission or signature is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.


contemplated  hereby  shall  be  instituted  exclusively  in  the


                                     [Signatures  appear
on  following  page(s).]


















11


(NCIT SSLA 8/2020)





In witness whereof, the Parties have executed this Agreement as of the Effective Date.
              12/2/2020
Effective  Date:___________________________________





LICENSEE:
 VinVesto,  Inc


By:
Name:Nick  King
      CEO
Title:
Date:


NCIT:

North  Capital  Investment  Technology  Inc.


By:
Name:
Title:
Date:


Address:  2800  Patterson  Ave
        Ste.  300
        Richmond,  VA  23221
Email:

Licensee to select from the following options for payment of the Fees set forth in Schedule B and Schedule C:





 ?







X?


Credit  Card
Name  on  Card:
Credit  Card  Number:
Expiration  Date  (Month/Year):
Security  Code:
Billing  Address:
Telephone  Number:

ACH Draw


              Bank  Name:  Wells  Fargo
              Account  Holder  Name:  Nicholas  King
              Routing  Number:  121000248
              Account  Number:  5701978362
              Account  Type  (Checking  or  Savings):
Checking
Please  include  the  billing  contact  for  Licensee  below:
              Main Contact:
              Contact  Name:  Nicholas  King
              Contact  Email:  nick@vinvesto.org
              Contact  Phone:  804-833-7974
              Alternate:
              Contact  Name:
              Contact  Email:
              Contact  Phone:















12


(NCIT SSLA 8/2020)


Summary of Services (mark with "X" below; include number of subscriptions, as applicable)

_
_
_
_
_
_
X
_
_
_
_
_
_
1.     TransactAPI
?     One  instance  of  TransactAPI
to  be  used  in  a  live  production
environment  (PROD).
?     One  instance  of  TransactAPI
to  be  used  for  pre-production
testing  purposes  (STAGING).
?     Installation  and  functional
configuration  of  the  two  instances
above,  according  to  the  software
and
services  specifications  for
TransactAPI.

_
_
_
_
_
_
_
_
_
_
_
_
_
2.  White-label  Platform
?     All  of  the  services  in  (1.)
above.
?     One  instance  of  White-label
Platform  Technology  to  be  used
in  a  live  production  environment
(PROD).
?     One  instance  of  White-label
Platform  Technology  to  be  used
for  pre-production  testing
purposes
(STAGING).
?     Installation  and  functional
configuration  of  the  two  instances
above,  according  to  the  software
and
services  specifications.

_
_
_
_
_
_
_
_
_
_
_
_
_
3.  DirectInvest  Button
?     TransactAPI  Client  ID  and
access  to  the  Client  Admin
Environment.
?     Creation  of  one  offering  in
TransactAPI.
?     Embed  and  sharing
capabilities  for  integration  of  the
DirectInvest  Button  Technology.

_
_
_
_
_
_
_
_
_
_
_
_
_
4.  DirectAccreditation  Button
?     TransactAPI  Client  ID  and
access  to  the  Client  Admin
Environment.
?     Embed  and  sharing
capabilities  for  integration  of  the
DirectAccreditation  Button
Technology.



                                               SCHED
ULE A
                                           SOFTWARE
AND SERVICES
The following Services will be provided under this Agreement (as marked below), subject to Licensee's payment of the applicable fees and expenses listed in Schedule B:






determined  in  NCIT's  sole  discretion.



























13


(NCIT SSLA 8/2020)





                                               SCHED
ULE  B
                                              FEES  AND
EXPENSES
The following fees and expenses shall apply to the Services to be provided by NCIT to Licensee, as applicable as set forth on Schedule
A:
(1)  TransactAPI  Basic  Licensing  and  Service  Fee





A.

B.

C.

D.


Installation and set-up fee of $2,500, which includes basic installation of a client instance in the TAPI Admin
Console, support and troubleshooting during the integration period.*
Basic licensing and service fee of $1,250 per month, payable monthly in advance, upon receipt of production credentials.
If NCPS serves as escrow agent for Licensee securities offerings, the basic licensing and service fee will be discounted to $750 per month, payable monthly in advance, upon receipt of production credentials.
If NCPS is the broker-of-record for Licensee securities offerings, the basic licensing and service fee will be discounted to $500 per month, payable monthly in advance, upon receipt of production credentials.
(2)  White-label  Platform  Basic  Licensing  and  Service  Fee





A.


B.
C.

D.


Installation and set-up fee of $5,000, which includes basic installation of a dedicated portal instance and a client instance in the TAPI Admin Console, support, and troubleshooting during the integration period.* Also includes basic customization and branding limited to 15 hours.**
Basic licensing and service fee of $2,500 per month, payable monthly in advance, upon completion of installation.
If NCPS serves as escrow agent for Licensee securities offerings, the basic licensing and service fee will be discounted to $1,500 per month, payable monthly in advance, upon completion of installation.
If NCPS is the broker-of-record for Licensee securities offerings, the basic licensing and service fee will be discounted to $1,000 per month, payable monthly in advance, upon completion of installation.
(3)  DirectInvest  Button  Basic  License  and  Service  Fee





A.

B.


Installation and set-up fee of $500, which includes basic set-up of one offering and one DirectInvest Button offering, a client instance in the TAPI Admin Console, support and troubleshooting during integration period.*
Basic licensing and service fee of $500 per month, or part thereof, per offering for the duration of the offering beginning at the earlier of: (i) 120 days from the date of installation; and (ii) the "go-live date" as specified by the
              Licensee, payable at the beginning of each month.
(4)  DirectAccreditation  Button  Basic  License  and  Service  Fee





A.

B.


Installation and set-up fee of $250, which includes basic set-up of one DirectAccreditation Button offering, a client instance in the TAPI Admin Console, support and troubleshooting during integration period.*
Basic licensing and service fee of $250 per month, or part thereof, beginning at the earlier of: (i) 120 days from the date of installation; and (ii) the "go-live date" as specified by the Licensee, payable at the beginning of each month.
*Integration  period  limited  to  60  days  post-installation;
support and troubleshooting after the integration period subject to "T+M" rates set forth in Schedule C below.
**Basic customization and branding hours must be used within 60 days of the date of installation; non-basic customization and branding and basic customization and branding after the 60-day post-installation period subject to "T+M" rates set forth in Schedule
C below. Services not included in the prices above and subject to the "T+M" rates set forth in Schedule C below include, without limitation, additional customization, project management and general technical support, including, without limitation, troubleshooting and debugging.
*** The fees payable under this Agreement, plus the other relevant fees attributable to any public offering, shall be capped at an aggregate amount not to exceed as permitted by applicable FINRA rules.
Any contractual agreements with third party vendors are not subject to the terms of this Agreement, unless otherwise provided for herein. References to third party fees, expenses, expense rates and cost estimates are for indicative purposes only. Such fees may include, but are not limited to, the following:





?
?


Design  and  branding
UX  design





14


(NCIT SSLA 8/2020)





?
?
?
?
?
?
?
?
?
?
?
?
?
?
?


Independent  project  management
Custom  development
System  integration  services
Testing  services
System  configuration,  administration,  support
Dedicated  servers
Backups  and  storage
Disaster  recovery
Bandwidth  and  load  balancing
DNS  management
Email  marketing  and  support
Electronic  document  management  systems
(Docusign/Echosign)
Identity verification (KYC/OFAC/AML) and accreditation checks Payment processing fees
SSL  Certificates





ALL  SALES  ARE  FINAL;  NO  REFUNDS  OR  EXCHANGES.













































15


(NCIT SSLA 8/2020)





                                               SCHEDU
LE  C
                                            T+M  FEES
AND  EXPENSES
This  Schedule  C  is  provided  for  information  purposes  only.
Any and all custom development work, project management and general technical support, including, without limitation, troubleshooting and debugging, will be charged on a time and material
("T+M")
basis.
The following hourly rates will apply, which NCIT reserves the right to update with 30 days' prior written notice.





Solutions  Architect
Senior  Consultant
Project  Manager
Developer


$250
$250
$150
$45





Discount  for  100  hour  prepaid  block:
Discount  for  250  hour  prepaid  block:


5%
10%





Materials and services provided by parties other than the NCIT will be billed at cost.














































16


(NCIT SSLA 8/2020)